EXHIBIT 10.1

THE STANDARD REGISTER COMPANY

NON-QUALIFIED RETIREMENT PLAN

Amended and Restated January 1, 2007

TABLE OF CONTENTS

ARTICLE

PAGE

INTRODUCTION

1

I.

DEFINITIONS

2

II.

PARTICIPATION AND EXCESS BENEFITS

4

III.

GENERAL

6

IV.

AMENDMENT AND TERMINATION

10

V.

EVIDENCE OF ADOPTION

11

INTRODUCTION

Effective January 1, 1987, The Standard Register Company (hereinafter referred to as the "Employer"), adopted The Standard Register Company Non-Qualified Retirement Plan (hereinafter referred to as the "Plan").  Since its adoption, the Plan has been amended from time to time and is completely restated in this document as January 1, 2007, except as otherwise provided herein.

Participants in the Plan who terminated employment prior to January 1, 2005 who had a vested interest in their Plan benefit on termination of employment shall be entitled to their Plan benefit and such benefit shall be paid at the time and in the form in accordance with the terms of the Plan as in effect prior to October 3, 2004.

Effective June 29, 2008, the Plan was “frozen.”  Effective June 29, 2008, no new employees may become participants in the Plan, and no Participants will accrued additional benefits after June 29, 2008. Notwithstanding the freeze, Participants benefits will be paid in accordance with the Plan.

The Plan is completely separate from The Stanreco Retirement Plan (hereinafter referred to as the "Qualified Plan") and is not qualified for special tax treatment under the Internal Revenue Code.

The purpose of this Plan is to restore retirement benefit payments to those eligible employees who retire under the Qualified Plan and whose retirement benefits under said Qualified Plan will be reduced by the limitations imposed by the Internal Revenue Code of 1986.  This Plan restores benefits that may not be provided by the Qualified Plan due to the following circumstances:

(a)

the Participant's Qualified Plan benefits are limited by Code Section 415 – maximum allowable annual pension or lump sum payment,

(b)

the compensation used to compute the Participant's Qualified Plan benefit is limited by Code Section 401(a)(17) – maximum allowable compensation,

(c)

the Participant may not receive special early retirement incentives under the Qualified Plan due to Code Section 410(b) – nondiscriminatory coverage, or

(d)

the Participant makes voluntary salary deferrals to the Employer's Deferred Compensation Plan which may not be used to compute the Qualified Plan benefits.

The Employer, by action of its Board of Directors, reserves the right at any time and from time to time, to terminate, modify or amend, in whole or in part, any or all provisions of the Plan, including specifically the right to make any such amendments effective retroactively. No amendment or termination of the Plan shall reduce a Participant's benefit under this Plan earned prior to the date of amendment or termination.

Nothing contained in this Plan shall be deemed to give any Participant or employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or employee at any time regardless of the effect which such discharge shall have upon him as a Participant of the Plan.

ARTICLE I

DEFINITIONS

1.01

Board of Directors means the Board of Directors of the Employer.

1.02

Code means the Internal Revenue Code of 1986, as amended.

1.03

Committee means the retirement committee appointed by the Board of Directors to supervise and direct the general administration of the Plan.

1.04

Effective Date means January 1, 1987, except as otherwise provided herein.  The Plan has been administered in accordance with Section 409A of the Code since January 1, 2005.  The Plan was restated as of January 1, 2007, but various provisions of the Plan have earlier and later effective dates.

1.05

Employer means The Standard Register Company, an Ohio corporation.

1.06

ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.07

Excess Benefit means the benefit provided for under this Plan to Participants in the Plan.

1.08

Participant means any employee who becomes a Participant as provided in Section 2.01 of this Plan.

1.09

Qualified Plan means The Stanreco Retirement Plan, as it may hereafter be amended.

1.10

Change in Control means a change in the ownership of the Employer a change in the effective control of the Employer or a change in the ownership of a substantial portion of the assets of the Employer, all of a character within the meaning of Section 409A(a)(2)(A)(v) of the Code and controlling Department of the Treasury regulations.

ARTICLE II

PARTICIPATION AND EXCESS BENEFITS

2.01

Eligibility

Each employee of the Employer who is a Participant in the Qualified Plan, whose benefits thereunder are limited by the Code shall be a Participant in this Plan. Upon termination of employment, death or retirement on or after the Effective Date, Participants will be eligible for benefits in accordance with Section 2.02 of this Plan.

Effective June 29, 2008, no new employee shall become a Participant in the Plan.

Each Participant shall make the required contributions to the Qualified Plan.  No contributions are required to this Plan because the Qualified Plan’s contributions are based upon a Participant’s total compensation while the benefit is based upon a lesser compensation as limited by the Code.  This Plan restores benefits attributable to the compensation which is over Code limits as described in this Plan’s Introduction Section.

Effective July 1, 2000, notwithstanding the preceding paragraphs, the Plan shall not provide benefits to any employee who is eligible for benefits under the non-qualified Uarco Incorporated Supplemental Executive Retirement Plan.  Further, the Plan shall not provide benefits to any employee relative to the benefit formula contained in the tax-qualified Uarco Retirement Plan which has been merged into the Qualified Plan.

Termination of employment means a separation from service as such term is defined in the Treasury Regulations under Section 409A of the Code. Whether a termination of employment has occurred shall be determined by the Committee in accordance with Section 409A and the Treasury Regulations under Section 409A of the Code.

2.02

Excess Benefits

Upon a Participant's retirement, death or termination of employment with the Employer on or after the Effective Date, any benefit which otherwise would have been provided to him under the Qualified Plan, but which may not be provided to him because of the limitations imposed by the Code and/or ERISA as described in this Plan’s Introduction Section, shall be calculated and, if appropriate, commuted to its actuarially equivalent monthly benefit or lump sum value using the actuarial assumptions stated in the Qualified Plan. Such Excess Benefit shall be the full amount of any benefit produced for the Participant by the Qualified Plan's formula, less the maximum amount of said benefit that can be provided under the Qualified Plan in accordance with the limitations imposed by the Code and/or ERISA as described in this Plan’s Introduction Section.  In addition, the following special provisions shall apply in calculating the benefits payable under this Plan:

(a)

The Excess Benefit for employees who were hired before December 1, 1999 will be determined under the formula elected by the Participant, either the Traditional Formula or the PEP Formula, in the Qualified Plan.

(b)

The Excess Benefit for employees hired after December 1, 1999 will be determined under the PEP Formula.

(c)

Effective January 1, 1998, compensation used to determine benefits under this Plan will include the Participant's voluntary salary deferrals to the Employer's Deferred Compensation Plan.

(d)

For active Participants on June 28, 2008, Excess Benefits will be determined as if the Participant terminated employment on June 28, 2008.  No Participant shall accrue any benefit after June 28, 2008.

2.03

Payment of Benefits

The provisions of this Section are effective December 31, 2008.  A Participant's Excess Benefit shall be payable to the Participant or the Participant's beneficiary in a single lump sum in full settlement of his Plan benefit.

Such single sum shall be paid to a Participant who is not a specified employee on the first of the month following the later of termination of employment or early retirement eligibility under the Qualified Plan.  Actual payment shall be made no later than 90 days after payment is due.

Such single sum shall be paid to a Participant who is a specified employee at the time of distribution on the first day of the seventh month following termination of employment or if later the first day of the month following eligibility for payment of an early retirement benefit under the Qualified Plan.  Actual payment shall be made no later than 90 days after the payment is due.

A specified employee within the meaning of Section 409A(a)(2)(B)(i) of the Code is an key employee of the Employer within the meaning of Section 416(i)(1)(A)(i), (ii) or (iii) of the Code where  (i) is an officer of the Employer with Section 415(c)(3) of the Code compensation in excess of $130,000, as indexed in accordance with Section 415(d) of the
Code - for 2008, the indexed amount is $150,000, and for 2009, the indexed amount is $160,000, (ii) is a five percent owner of the Employer and (iii) is a one percent owner of the
Employer with compensation from the Employer of more than $150,000.  If a Participant is a specified employee on the specified employee identification date (each December 31), he is a specified employee for the twelve month period beginning on the specified employee effective date (the April 1following the specified employee identification date), e.g., an officer  with $150,000 in compensation for the twelve month period ending December 31, 2008 shall be a specified employee for the period April 1, 2009 through March 31, 2010.  Section 415(c)(3) compensation means compensation as defined in Treasury Regulation 1.415(c)-2(d)(4), plus amounts that would be included in wages but for  an election under Section 125(a), 132(f)(4), 402(e) or 402(k) of the Code, plus effective January 1, 2008, amounts recognized under Treasury Regulation 1.415(c)-(e)(2)(ii) and (3)(ii).

Single sum amounts shall be determined as of the first day of the month following a Participant’s termination of employment that the Participant is eligible to receive an early retirement benefit from the Qualified Plan.  The single sum amount payable to a specified employee shall be credited with interest from such date to the first day of the seventh month when payment is due.   Interest shall be at the first segment rate under
Section 417(e)(3) of the Code for such period as determined with the stability and lookback rules of the Qualified Plan.

The Participant may elect any beneficiary for his Excess Benefit.  The beneficiary for this Plan need not be the same beneficiary that was elected under the Qualified Plan.  The spouse consent rules that apply to the Qualified Plan benefit do not apply to the Excess Benefit.

The lump sum value of a Participant's Excess Benefit under the Traditional Formula shall be determined using the actuarial assumptions stated in Section 2.2(c) of the Qualified Plan as amended to reflect the provisions of the Pension Protection Act of 2006.   These assumptions also will be used to determine a Participant's actuarially equivalent monthly pensions under the PEP Formula.

2.04

Benefits Provided by Employer

Benefits payable under this Plan to a Participant or his spouse or other beneficiary shall be paid directly by the Employer. The Employer shall not be required to sequester any assets to be applied for the payment of benefits under this Plan.

Effective July 20, 2001, notwithstanding anything contained in this Plan to the contrary, in the event of a Change in Control then:

(a)

All Excess Benefits shall immediately become fully vested; and

(b)

A sum sufficient to fund the total of all Participants’ Excess Benefits shall be irrevocably contributed by the Company to The Standard Register Company Trust for the Deferred Compensation Plan. Such contribution shall be made in cash no later than the effective date of the Change in Control, and shall be used to pay Excess Benefits to Participants as such Excess Benefits become due and payable.  Notwithstanding the foregoing, no such contribution shall be made if such contribution is deemed made on a change in the financial health of the Employer or if such contribution is made during a restricted period within the meaning of Section 409A of the Code.

2.05

Qualified Plan Vesting

Effective January 1, 2001, notwithstanding anything contained in this Plan to the contrary, in the event the Qualified Plan experiences a partial termination or other event which results in immediate full vesting of certain participants in the Qualified Plan, such immediate full vesting shall not be applicable to accelerate the vesting of any Participants in this Plan, and the normal non-accelerated vesting schedule in the Qualified Plan shall continue to apply to Participants in this Plan.

ARTICLE III

GENERAL

3.01

Appointment of Committee

The Plan shall be administered by a Retirement Committee (the "Committee") which will be appointed by and will serve at the pleasure of the Board of Directors. The Committee shall be the Plan’s administrator as that term is described in Section 3(16)(A) of ERISA.

Subject to the limitations of the Plan, the Committee shall, from time to time, establish rules for the administration of the Plan and the transaction of its business.  To the extent not reserved or exercised by the Employer, the Committee shall have sole and unilateral power and discretion to interpret the Plan (including but not limited to, the determination of an individual's eligibility for Plan participation, the right and amount of any benefit payable under the Plan and the date on which any individual ceases to be a Participant) and to determine all questions arising in connection with the administration and application of the Plan, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies or omissions by general rule or particular decision.  Any such determination, act or decision of the Employer and/or the Committee shall be conclusive, final and binding on all parties and shall not be overturned unless such determinations, acts and/or decisions are arbitrary and capricious.  In providing for the administration of the Plan, the Committee may delegate responsibilities for the operation and administration of the Plan by written document filed with the Plan records.

3.02

Non-Alienation of Benefits

The Plan shall not, in any manner, be liable for or subject to the debts or liabilities of any person entitled to benefits hereunder. No benefits at any time payable under the Plan shall be subject to any manner of alienation, sale, transfer, assignment, pledge or encumbrance of any kind. If any person entitled to benefits under the Plan attempts to or does alienate, sell, transfer, assign, pledge or otherwise encumber such benefit, or any part thereof, or if, by reason of bankruptcy or other event happening at any time, such benefits would be received by anyone else or would not be enjoyed by him, his interest in such benefits shall thereupon terminate and the Committee may hold or apply his interest to or for the benefit of such person, his spouse, children or other dependents, or any of them as the Committee may determine.

If the terms of this Section are contrary to the law governing in a particular circumstance, any such payment shall be so exempt to the maximum extent permitted by such law.

3.03

Facility of Payment

If the Committee shall determine that any payee under the Plan to whom benefits are payable is unable to care for his affairs because of illness, accident, or other incapacity, any payment due (unless prior claim theretofore shall have been made by a duly qualified guardian, conservator, or other legal representative) may be paid to his spouse, parent, brother or sister, son or daughter, or any other person as the Committee may determine. Any such payment shall be a payment for the account of such payee and shall, to the extent hereof, be a complete discharge of any liability under the Plan to such payee.

3.04

Gender and Number

Where the context permits, words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

3.05

Law Governing

The Plan shall be construed, regulated and administered under the laws of the State of Ohio to the extent not preempted by the laws of the United States of America.

3.06

No Enlargement of Employee Rights

This Plan is strictly a voluntary undertaking on the part of the Employer and shall not be deemed to constitute a contract between the Employer and any Participant or employee, or to be a consideration for, or any inducement to, or a condition of, the employment of any such individual. Nothing contained in this Plan shall be deemed to give any Participant or employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any such individual at any time. No Participant or employee, prior to his retirement under conditions of eligibility for Excess Benefits or prior to his satisfying any other requirements as provided for in the Qualified Plan, shall have any right to or interest in the Plan, other than as herein specifically provided. No person shall have any right to Excess Benefits except to the extent provided herein.

3.07

Severability

If any provision(s) of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan, but this Plan shall be construed and enforced as if said illegal and invalid provisions had never been included herein.

3.08

Reference to Qualified Plan

To the extent not specifically addressed in this Plan, the Plan Administrator may rely on the provisions of the Qualified Plan and procedures and policies thereunder in making any determinations under this Plan.

3.09

Erroneous Payments

In the event that a payee receives a distribution under this Plan in excess of the amount, if any, to which he is entitled, by reason of a calculation error or otherwise, the Committee, in its sole and absolute discretion, may adjust future benefit payments to the payee to the extent necessary to recoup the amount which the payee received which was in excess of the amount to which he was entitled under the term of the Plan.  If the Committee determines, in its sole and absolute discretion, that it is not feasible or desirable to adjust future benefit payments to the payee, the Committee may require the payee to repay to the Plan the amount which is in excess of the amount to which the payee is entitled under the terms of the Plan.  All amounts received by the payee under the Plan shall be deemed to be paid subject to this condition.

The determination of the Committee made pursuant to this Section shall be final, conclusive and binding on all parties, subject to the claims procedures, and shall not be overturned unless such determinations are arbitrary and capricious.

3.10

Claims Procedures

(a)

Application for benefits and inquiries concerning the Plan (or concerning present or future rights to benefits under the Plan) shall be submitted to the Committee in writing.  An application for benefits shall be submitted on the prescribed form and shall be signed by the Participant or, in the case of a benefit payable after his death, by his beneficiary.

(b)

In the event that an application for benefits is denied in whole or in part, the Committee shall notify the applicant in writing of the denial and of the right to review of the denial.  The written notice shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the provisions of the Plan on which the denial is based, a description of any information or material necessary for the applicant to perfect the application, an explanation of why the material is necessary, and an explanation of the review procedure under the Plan.  The written notice shall be given to the applicant within a reasonable period of time (not more than 90 days) after the Committee received the application, unless special circumstances require further time for processing and the applicant is advised of the extension.  In no event shall the notice be given more than 180 days after the Committee received the application.

(c)

An applicant whose application for benefits was denied in whole or in part, or the applicant’s duly authorized representative, may appeal the denial by submitting to the Committee a request for a review of the application within 60 days after receiving written notice of the denial from the Committee.  The Committee shall give the applicant or his representative an opportunity to review pertinent materials, other than legally privileged documents, in preparing the request for a review.  The request for a review shall be in writing and addressed to the Committee.  The request for a review shall set forth all facts in support of the request and any other matters that the applicant deems pertinent.  The Committee may require the applicant to submit such additional facts, documents or other materials as it may deem necessary or appropriate in making its review.

(d)

The Committee shall act on each request for a review within 60 days after receipt, unless special circumstances require further time for processing and the applicant is advised of the extension.  In no event shall the decision on review be rendered more than 120 days after the Committee received the request for a review. The Committee shall give prompt written notice of its decision to the applicant. In the event that the Committee confirms the denial of the application for benefits in whole or in part, the notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for the decision and specific references to the provisions of the Plan on which the decision is based. The Committee shall adopt such rules, procedures and interpretations of the Plan as it deems necessary or appropriate in carrying out its responsibilities under this Section 3.10.

(e)

Notwithstanding any contrary Plan provision, all decisions of the Committee shall be final, conclusive and binding on all parties and shall not be overturned unless such decision is determined by a court of competent jurisdiction to be arbitrary and capricious.

(f)

No legal action for benefits under the Plan shall be brought unless and until the claimant (i) has submitted a written application for benefits in accordance with paragraph (a), (ii) has been notified by the Committee that the application is denied in accordance with paragraph (b), (iii) has filed a written request for a review of the application in accordance with paragraph (c) and (iv) has been notified in writing that the Committee has affirmed the denial of the application; provided, however, that legal action may be brought after the Committee has failed to take any action on the claim within the time prescribed by paragraphs (b) and (d) above.

3.11

Plan Provisions Controlling  and Section 409A Compliance

In the event of any conflict between the provisions of the Plan and the provisions of any summary description of the Plan or the terms of any agreement or instrument related to the Plan, the provisions of the Plan shall control.

The Plan is intended to comply with Section 409A of the Code and shall be administered to conform to the requirements of Section 409A of the Code and controlling Treasury regulations. If any term, provision or operation of the Plan shall violate Section 409A of the Code, the Committee shall construe the Plan as if it did not contain the offending term or provision or did not permit the offending operation and the remaining provisions of the plan shall not be affected thereby.

ARTICLE IV

AMENDMENT AND TERMINATION

The Board of Directors, by action taken at a meeting held either in person or by telephone or other electronic means, or by unanimous written consent in lieu of a meeting, reserves the sole and unilateral right to alter, amend, modify, revoke or terminate, at any time and from time to time, and retroactively if deemed necessary or appropriate, and in whole or in part, any or all of the provisions of the Plan.

Notwithstanding the above, no amendment or termination of the Plan shall reduce a Participant’s benefit under this Plan earned prior to the date of amendment or termination.

ARTICLE V

EVIDENCE OF ADOPTION

IN WITNESS WHEREOF, the Employer has caused the Plan to be executed by its Sr. Vice President – Treasurer and Chief Financial Officer and its corporate seal to be affixed by its Vice President – Secretary and Deputy General Counsel, both duly authorized, on this ____ day of _______________, 2008, with the effective dates as provided therein.

ATTEST:  (SEAL)

THE STANDARD REGISTER COMPANY

____________________________

_______________________________

Vice President – Secretary and

Sr. Vice President – Treasurer and

Deputy General Counsel

Chief Financial Officer